UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2025

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-41955	39-3690783
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

256 E. Grand Avenue, Suite 104

South San Francisco, CA 94080

(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code: (650) 405-4770

HELIX ACQUISITION CORP. II

200 Clarendon Street, 52nd Floor

Boston, MA 02116

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	BBOT	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

INTRODUCTORY NOTE

Overview

Business Combination

On August 11, 2025 (the “Closing Date”), Helix Acquisition Corp. II., a Cayman Islands exempted company (“Helix”), consummated the previously announced business combination pursuant to the terms of the business combination agreement, dated February 28, 2025 and amended on June 17, 2025 (as amended, the “Business Combination Agreement”), with Helix II Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of DYNS (“Merger Sub”), and TheRas, Inc. (d/b/a BridgeBio Oncology Therapeutics), a Delaware corporation (“BBOT”). Pursuant to the terms of the Business Combination Agreement, among other things, the following occurred: (1) the domestication of Helix as a Delaware corporation, in which Helix de-registered from the Register of Companies in the Cayman Islands and transferred by way of continuation out of the Cayman Islands and into the State of Delaware so as to migrate to and domesticate as a Delaware corporation in accordance with Helix’s amended and restated memorandum and articles of association (the “Helix Articles”), Section 388 of the Delaware General Corporation Law (the “DGCL”) and Part XII of the Companies Act (As Revised) of the Cayman Islands (the “Cayman Companies Act”) (the “Domestication”); (2) the merger of Merger Sub with and into BBOT with BBOT surviving the merger as a wholly-owned subsidiary of Helix (the “Merger”), in accordance with the Business Combination Agreement and DGCL; and (3) the consummation of the other transactions contemplated by the Business Combination Agreement and documents related thereto (such transactions, together with the Domestication and the Merger, the “Business Combination”). In connection with the consummation of the Business Combination, Helix changed its corporate name to BridgeBio Oncology Therapeutics, Inc. (the “PubCo”). This Current Report on Form 8-K (this “Current Report”) references and incorporates by reference certain sections in Helix’s definitive proxy statement/prospectus dated as of, and filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) on, July 10, 2025, as supplemented on July 21, 2025 (the “Proxy Statement/Prospectus”). Terms used but not defined in this Current Report, or for which definitions are not otherwise incorporated by reference herein, shall have the meaning given to such terms in the Proxy Statement/Prospectus in the section entitled “Frequently Used Terms” beginning on page iii thereof, and such definitions are incorporated herein by reference.

At the extraordinary general meeting of Helix shareholders held on August 4, 2025 (the “EGM”), Helix shareholders considered and adopted, among other matters, the Business Combination Proposal and all of the other proposals related thereto as described in the Proxy Statement/Prospectus.

In connection with the Domestication, immediately prior to the Domestication, (1) Helix effected the redemption of 7,119,750 Class A ordinary shares of Helix, par value $0.0001 per share (the “Helix Class A Shares”), initially issued in Helix’s initial public offering (the “Public Shares” and the holders of Public Shares, the “Public Shareholders”) that were validly submitted for redemption and not withdrawn, (2) Helix Holdings II LLC, a Cayman Islands limited liability company and the sponsor of Helix (the “Sponsor”), surrendered to Helix 307,874 Class B ordinary shares of Helix, par value $0.0001 per share (the “Helix Class B Shares” or the “Founder Shares,” and together with the Helix Class A Shares, the “Helix Ordinary Shares”), held by the Sponsor, which number of shares was equal to the quotient of the difference between (a) the price at which each Public Share was redeemed in connection with the Business Combination (the “Redemption Price”) multiplied by 4,600,000 less (b) $46,000,000 divided by (ii) the Redemption Price (the number of shares, the “Sponsor Forfeited Shares”); and (3) each holder of each issued and outstanding Helix Class B Share (other than the Sponsor Forfeited Shares) irrevocably and unconditionally elected to convert, on a one-for-one basis, each Helix Class B Share held by it into one Helix Class A Share (the “Class B Share Conversion”). At the effective time of the Domestication, each outstanding Helix Class A Share (excluding Public Shares validly submitted for redemption and the Sponsor Forfeited Shares, but including Helix Class A Shares issued upon the Class B Share Conversion) was reclassified as one share of common stock, par value $0.0001 per share, of PubCo (the “PubCo Common Stock”). On the day of the Closing, the Sponsor surrendered and forfeited the Sponsor Contributed Shares (as defined below).

In accordance with the terms and subject to the conditions of the Business Combination Agreement, at the effective time of the Merger (the “Merger Effective Time”):

●

each share of BBOT’s capital stock that was issued and outstanding as of immediately prior to the Merger Effective Time (excluding treasury shares and dissenting shares) was automatically cancelled and converted into the right to receive a corresponding number of shares of PubCo Common Stock, equal to the consideration ratio of approximately 0.0889 (the “Consideration Ratio”);

●	each outstanding and unexercised option to purchase shares of BBOT common stock (each, a “BBOT Option”) became an option of PubCo (each, a “PubCo Option”) containing the same terms, conditions, vesting and other provisions as were applicable to such BBOT Options, provided that each PubCo Option is exercisable for the number of shares of PubCo Common Stock equal to the Consideration Ratio multiplied by the number of shares of BBOT common stock subject to the BBOT Option as of immediately prior to the Merger Effective Time, rounded down to the nearest whole share, at an exercise price equal to the per share exercise price of the BBOT Option divided by the Consideration Ratio, rounded up to the nearest whole cent.

On the Closing Date, the PubCo Common Stock was listed on the Nasdaq Global Market (“Nasdaq”) under the new trading symbol “BBOT”.

Securities outstanding as presented in unaudited pro forma condensed combined financial information attached hereto as Exhibit 99.2 include (a) 38,924,563 shares of PubCo Common Stock issued to holders of BBOT’s capital stock (“BBOT Stockholders”), (b) 11,280,250 shares of PubCo Common Stock issued to Helix’s shareholders, (c) 4,648,186 shares of PubCo Common Stock issued to the Sponsor and certain initial shareholders of Helix, (d) 24,343,711 shares of PubCo Common Stock issued in connection with the PIPE Investment (as defined below) to PIPE Investors other than Cormorant and (e) options to purchase 4,078,552 shares of PubCo Common Stock issued to BBOT Stockholders.

PubCo received gross proceeds of approximately $381.8 million in connection with the Business Combination, prior to the payment of transaction expenses, which included funds held in Helix’s trust account of $120.9 million and $260.9 million in proceeds from the PIPE Investment that closed concurrently with the consummation of the Business Combination. In connection with the Business Combination, the holders of 7,119,750 Helix Class A Shares exercised their right to redeem their shares for cash at a redemption price of approximately $10.7173 per share, for an aggregate redemption amount of approximately $76.3 million.

A more detailed description of the Business Combination and the terms of the Business Combination Agreement is included in the Proxy Statement/Prospectus. The foregoing description of the Business Combination Agreement does not purport to be complete and is qualified in its entirety by the full text of the Business Combination Agreement, copies of which are included hereto as Exhibits 2.1 through 2.2 to this Current Report and are incorporated herein by reference.

PIPE Investment

On the Closing Date, certain qualified institutional buyers, institutional accredited investors and other accredited investors (collectively, the “PIPE Investors”) purchased from PubCo an aggregate of 24,343,711 shares of PubCo Common Stock (the “PIPE Shares”), for a purchase price of $10.7173 per share and an aggregate purchase price of $260.9 million, pursuant to separate subscription agreements (each, a “Subscription Agreement”) entered into and effective as of February 28, 2025 (the “PIPE Investments”).

A more detailed description of the Subscription Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1 — The Business Combination Proposal — Ancillary Agreements — Subscription Agreements.” The foregoing description of the Subscription Agreements does not purport to be complete and is qualified in its entirety by reference to the full text of the form of Subscription Agreement, a copy of which is filed as Exhibit 10.2 to this Current Report and incorporated herein by reference.

Item 1.01. Entry into a Material Definitive Agreement

A&R Registration Rights Agreement

In connection with the Closing, the Helix Insiders, certain BBOT Stockholders and PubCo entered into an amended and restated registration rights agreement (“A&R Registration Rights Agreement”). Pursuant to the A&R Registration Rights Agreement, among other things, PubCo agreed that, within 30 calendar days following the Closing Date, PubCo will file with the SEC (at PubCo’s sole cost and expense) a registration statement registering the resale of certain shares of PubCo Common Stock held by or issuable to the parties thereto (the “Resale Registration Statement”), and PubCo will use its commercially reasonable efforts to have the Resale Registration Statement declared effective as soon as reasonably practicable after the filing thereof. Such holders are entitled to customary piggyback registration rights.

The PIPE Investors also have demand registration rights pursuant to the terms of the Subscription Agreements.

Approximately 61.1 million shares of PubCo Common Stock are subject to registration rights pursuant to the A&R Registration Rights Agreement and Subscription Agreements immediately following the Closing, representing approximately 77.2% of the total issued and outstanding shares of PubCo Common Stock following the Business Combination. For more information, see “Proposal No. 1 — The Business Combination Proposal — Ancillary Agreements — A&R Registration Rights Agreement.”

The foregoing description for the A&R Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the A&R Registration Rights Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference.

Lock-up Agreements

In connection with the Closing, pursuant to the Business Combination Agreement, the Helix Insiders entered into a lock-up agreement with PubCo (the “Lock-Up Agreement”), pursuant to which the Helix Insiders agreed not to transfer (except for certain permitted transfers) the shares of PubCo Common Stock held by each such person (the “Lock-Up Shares”) immediately following the Closing Date until one year after the later of (i) the filing of the Form 10 Information (as defined in Rule 144(i)(3) of the Securities Act) with the SEC and (ii) the Closing Date (the “Lock-Up Period”). The bylaws of PubCo (“PubCo Bylaws”) also provide that all BBOT Stockholders (“Lock-Up Holders”) who received shares of PubCo Common Stock from PubCo as consideration pursuant to the Merger, or upon the settlement or exercise of warrants, stock options, restricted stock units or other equity awards assumed, continued, or substituted by PubCo pursuant to the Business Combination Agreement (provided that the lock-up does not apply to shares acquired in the Domestication or PIPE Investment, or in the public market or pursuant to a transaction exempt from registration under the Securities Act that occurs on or after the Closing), will not be permitted to transfer such shares of PubCo Common Stock (except for certain permitted transfers) following the Closing as follows: (i) Lock-Up Holders who are employed at BBOT and held a position below the level of Vice President immediately prior to Closing (the “Employee Lock-Up Holders”) will be subject to lock-up during the period beginning on the Closing Date and ending on the day that is six months after the Closing Date (the “Employee Lock-Up Period”) and (ii) Lock-Up Holders who are not Employee Lock-Up Holders will be subject to lock-up during the Lock-Up Period. If any lock-up obligation under the PubCo Bylaws is waived or repealed by PubCo’s Board of Directors (the “PubCo Board”) will be required to also waive or repeal (as applicable) any lock-up obligation of each party under the Lock-Up Agreement. For more information, see “Proposal No. 1 — The Business Combination Proposal — Ancillary Agreements — Lock-Up Agreement and Lock-Up Provisions of PubCo Bylaws.”

The foregoing description of the Lock-Up Agreement is does not purport to be complete and is qualified in its entirety by reference to the full text of the Lock-Up Agreement, a copy of which is filed as Exhibit 10.3 to this Current Report and is incorporated herein by reference.

Indemnification Agreements

On the Closing Date, PubCo entered into indemnification agreements with each of its directors and officers and, prior to the Closing Date, purchased directors’ and officers’ liability insurance. The indemnification agreements require PubCo to indemnify its directors and officers to the fullest extent permitted under Delaware law.

The foregoing description of the indemnification agreements with each of the directors and officers does not purport to be complete and is qualified in its entirety by reference to the full text of the form of indemnification agreement, which are filed as Exhibit 10.26 and Exhibit 10.27 to this Current Report, respectively, and are incorporated herein by reference.

BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan

At the EGM, Helix shareholders approved the BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan (the “2025 Plan”), which became effective immediately following the Closing, on the Closing Date. The 2025 Plan allows PubCo to make equity and equity-based incentive awards to officers, employees, directors and consultants. The PubCo Board anticipates that providing such persons with a direct stake in PubCo will assure a closer alignment of the interests of such individuals with those of PubCo and its stockholders, thereby stimulating their efforts on PubCo’s behalf and strengthening their desire to remain with PubCo.

The 2025 Plan will be administered by the compensation committee of the PubCo Board, the PubCo Board or such other similar committee pursuant to the terms of the 2025 Plan. The plan administrator, which initially will be the compensation committee of the PubCo Board, will have full power to select, from among the individuals eligible for awards, the individuals to whom awards will be granted, to make any combination of awards to participants, and to determine the specific terms and conditions of each award, subject to the provisions of the 2025 Plan. The plan administrator may delegate to a committee consisting of one or more officers the authority to grant stock options and other awards to employees who are not subject to the reporting and other provisions of Section 16 of the Exchange Act and not members of the delegated committee, subject to certain limitations and guidelines.

The total number of shares of PubCo Common Stock initially reserved for issuance under the 2025 Plan was 5,373,641 shares (the “Initial Limit”). The 2025 Plan provides that the number of shares reserved and available for issuance under the 2025 Plan will automatically increase each January 1, beginning on January 1, 2026, by 5% of the sum of (a) the number of shares of PubCo Common Stock issued and outstanding, (b) the number of shares of PubCo Common Stock underlying any outstanding stock options, restricted stock units, stock appreciation rights or other equity awards exercisable for or convertible or exchangeable into shares of PubCo Common Stock pursuant to PubCo’s equity incentive plans or similar arrangements, (c) the number of shares of PubCo Common Stock reserved for future issuance under PubCo’s equity incentive plans or similar arrangements, and (d) the number of shares of PubCo Common Stock issuable upon (i) the exercise of any outstanding warrants or other rights to purchase shares of PubCo Common Stock or (ii) the conversion or exchange of any outstanding shares of PubCo preferred stock or other securities convertible or exchangeable into shares of PubCo Common Stock, to the extent not included in clause (b) or (c) ((a) through (d) collectively, the “Fully Diluted Shares”) on the immediately preceding December 31, or such lesser amount as determined by the plan administrator (the “Annual Increase”). This limit is subject to adjustment in the event of a reorganization, recapitalization, reclassification, stock split, stock dividend, extraordinary cash dividend, reverse stock split or other similar change in PubCo capitalization. The maximum aggregate number of shares of PubCo Common Stock that may be issued upon exercise of incentive stock options under the 2025 Plan shall not exceed the Initial Limit cumulatively increased on January 1, 2026 and on each January 1 thereafter by the lesser of the Annual Increase or 5,842,855 shares of PubCo Common Stock, subject, in each case, to any adjustments permitted under the 2025 Plan.

A more complete summary of the terms of the 2025 Plan is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 6: The Incentive Plan Proposal”. That summary and the foregoing description of the 2025 Plan are qualified in their entirety by reference to the full text of the 2025 Plan, a copy of which is filed as Exhibit 10.21 to this Current Report and is incorporated herein by reference.

BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan

At the EGM, Helix shareholders approved the BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan (the “ESPP”), which became effective immediately following the Closing, on the Closing Date. The ESPP will be administered by the person or persons appointed by the PubCo Board. Initially, the compensation committee of the PubCo Board will administer the plan and will have full authority to make, administer and interpret such rules and regulations regarding the ESPP as it deems advisable. It is intended that a component of the ESPP qualify as an “employee stock purchase plan” under Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”). Any employee of PubCo or one of its subsidiaries that has been designated to participate in the ESPP is eligible to participate in the ESPP so long as the employee is customarily employed for more than 20 hours a week and has been employed by the PubCo for at least 30 days. No person who owns or holds, or as a result of participation in the ESPP would own or hold, PubCo Common Stock or options to purchase PubCo Common Stock, that together equal to 5% or more of total combined voting power or value of all classes of stock of PubCo or any parent or subsidiary is entitled to participate in the ESPP. No employee may exercise an option granted under the ESPP that permits the employee to purchase PubCo Common Stock having a value of more than $25,000 (determined using the fair market value of the stock at the time such option is granted) in any calendar year.

The number of shares of PubCo Common Stock initially reserved and authorized for issuance under the ESPP was 895,607 shares of PubCo Common Stock. The ESPP provides that the number of shares reserved and available for issuance under the plan will automatically increase each January 1, beginning on January 1, 2026, by the lesser of 973,809 shares of PubCo Common Stock, 1% of the Fully Diluted Shares on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. If our capital structure changes because of a stock dividend, stock split or similar event, the number of shares that can be issued under the ESPP will be appropriately adjusted.

A more complete summary of the terms of the ESPP is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 7: The ESPP Proposal”. That summary and the foregoing description of the ESPP are qualified in their entirety by reference to the full text of the ESPP, a copy of which is filed as Exhibit 10.22 to this Current Report and incorporated herein by reference.

Item 2.01. Completion of Acquisition of Disposition of Assets

The disclosure set forth in the “Introductory Note” above is incorporated by reference in Item 2.01 of this Current Report. A more complete summary of the material provisions of the Business Combination Agreement is included in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination — Structure of the Business Combination”. That summary and the description of the Business Combination Agreement included in this Current Report are qualified in their entirety by reference to the full text of the Business Combination Agreement, a copy of which is filed as Exhibits 2.1 through 2.2 to this Current Report and are incorporated herein by reference.

FORM 10 INFORMATION

Item 2.01(f) of Form 8-K states that if a predecessor registrant was a “shell company” (as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), as PubCo was immediately before the consummation of the Business Combination, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration on Form 10. As a result of the consummation of the Business Combination, PubCo ceased to be a shell company. Accordingly, PubCo is providing the information below that would otherwise be included in a Form 10 if it were to file a Form 10. Note that the information provided below relates to PubCo after the consummation of the Business Combination, unless otherwise specifically indicated or the context otherwise requires.

On the Closing Date and after the consummation of the Business Combination, Helix became a holding company whose only assets consist of equity interests in BBOT, its wholly-owned subsidiary.

Forward-Looking Statements

Certain statements included in this Current Report and the exhibits hereto that are not historical facts are forward-looking statements. Forward-looking statements generally are accompanied by words such as “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “should,” “would,” “plan,” “predict,” “potential,” “seem,” “seek,” “future,” “outlook” and similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward-looking statements include, but are not limited to, statements regarding estimates and forecasts of other financial and performance metrics and projections of market opportunity; expectations and timing related to the success, cost and timing of product development activities, including timing of initiation, completion and data readouts for clinical trials and the potential approval of PubCo’s product candidates, including the progress and results of the ONKORAS-101, BREAKER-101 and KONQUER-101 clinical trials; the clinical and therapeutic potential of BBO-8520, BBO-10203 and BBO-11818; the size and growth potential of the markets for PubCo’s product candidates; the therapeutic and curative potential of PubCo’s product candidates; financing and other business milestones; and potential benefits of the business combination. These statements are based on various assumptions, whether or not identified in this Current Report, and on the current expectations of PubCo’s management and are not predictions of actual performance. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as and must not be relied on by an investor as a guarantee, an assurance, a prediction, or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict and may differ from assumptions. Many actual events and circumstances are beyond the control of PubCo. These forward-looking statements are subject to a number of risks and uncertainties, including changes in domestic and foreign business, market, financial, political, and legal conditions; failure to realize the anticipated benefits of the business combination; risks relating to any legal proceedings that may be instituted against PubCo or others following the announcement of the business combination; risks relating to the uncertainty of the projected financial information with respect to PubCo; risks related to the approval of PubCo’s product candidates and the timing of expected regulatory and business milestones; ability to negotiate definitive contractual arrangements with potential customers; the impact of competitive product candidates; ability to obtain sufficient supply of materials; global economic and political conditions; the effects of competition on PubCo’s future business; and those factors discussed in documents PubCo has filed or will file with the Commission. Additional risks related to PubCo’s business include, but are not limited to: PubCo’s ability to maintain the listing of PubCo Common Stock on Nasdaq following the Business Combination; uncertainty regarding outcomes of PubCo’s ongoing clinical trials, particularly as they relate to regulatory review and potential approval for its product candidates; risks associated with PubCo’s efforts to commercialize its product candidates; PubCo’s ability to maintain its existing agreements with third parties and to negotiate and enter into new definitive agreements on favorable terms, if at all; the impact of competing product candidates on PubCo’s business; intellectual property-related claims; PubCo’s ability to attract and retain qualified personnel; and PubCo’s ability to source the raw materials for its product candidates.

These and other factors that could cause actual results to differ from those implied by the forward-looking statements in this Current Report and in any document incorporated by reference herein are more fully described in the Proxy statement/Prospectus in the section titled “Risk Factors.” Such risk factors are not exhaustive. New risk factors emerge from time to time and it is not possible to predict all such risk factors, nor can PubCo assess the impact of all such risk factors on its business, or the extent to which any factor or combination of factors may cause actual results to differ materially from those contained in any forward-looking statements. All forward-looking statements attributable to PubCo or to persons acting on its behalf are expressly qualified in their entirety by the foregoing cautionary statements. PubCo undertakes no obligations to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Business

The business of PubCo is described in the Proxy Statement/Prospectus in the section titled “Information about BBOT,” which is incorporated herein by reference.

Risk Factors

The risk factors related to the business and operations of PubCo are described in the Proxy Statement/Prospectus in the section titled “Risk Factors,” which is incorporated herein by reference.

Financial Information

Historical Audited Financial Statements

The audited financial statements of BBOT as of and for the years ended December 31, 2024 and 2023 are included in the Proxy Statement/Prospectus beginning on page F-62, and are incorporated herein by reference.

Historical Unaudited Condensed Financial Statements

The unaudited condensed financial statements as of and for the three months ended March 31, 2025 and 2024 of BBOT are included in the Proxy Statement/Prospectus beginning on page F-42, and are incorporated herein by reference. The unaudited condensed financial statements as of and for the six months ended June 30, 2025 and 2024 of BBOT is set forth in Exhibit 99.1 hereto and is incorporated herein by reference. Such financial statements have been prepared in accordance with U.S. generally accepted accounting principles and pursuant to the regulations of the SEC. The unaudited condensed financial information reflects, in the opinion of management, all adjustments, consisting of normal recurring adjustments, considered necessary for a fair statement of BBOT’s financial position, results of operations and cash flows for the periods indicated. The results reported for the interim period presented are not necessarily indicative of results that may be expected for the full year.

These unaudited condensed financial statements should be read in conjunction with the audited financial statements of BBOT as of and for the years ended December 31, 2024 and December 31, 2023, and the related notes included in the Proxy Statement/Prospectus and the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BBOT” included herein and incorporated by reference.

Reference is further made to the disclosure contained in Helix’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2025 and filed with the SEC on August 1, 2025 (“Helix’s 10-Q”) to the unaudited condensed consolidated financial statements as of and for the six months ended June 30, 2025 and 2024, and related notes, which is incorporated herein by reference.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Management’s discussion and analysis of the financial condition and results of operation of BBOT for the years ended December 31, 2024 and 2023, and the three months ended in March 31, 2025 and 2024 are included in the Proxy Statement/Prospectus in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations of BBOT,” which is incorporated herein by reference.

Management’s discussion and analysis of financial condition and results of operations of Helix for the six months ended June 30, 2025 is described in Helix’s 10-Q in the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which is incorporated herein by reference.

Management’s discussion and analysis of the financial condition and results of operations of BBOT for the six months ended June 30, 2025 and 2024 is set forth in Exhibit 99.3 hereto and is incorporated herein by reference.

Qualitative and Quantitative Disclosures about Market Risk

As a “smaller reporting company,” the PubCo is not required to provide this information.

Properties

The properties of PubCo are described in the Proxy Statement/Prospectus in the section titled “Information about BBOT – Facilities,” which is incorporated herein by reference.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding the beneficial ownership of the PubCo Common Stock following consummation of the Business Combination by:

●	each person known by PubCo to be the beneficial owner of more than 5% of the PubCo Common Stock immediately following the consummation of the Business Combination;

●	each of the named executive officers and directors of PubCo; and

●	all of the executive officers and directors of PubCo as a group after the consummation of the Business Combination.

Beneficial ownership is determined in accordance with the rules and regulations of the Commission. A person is a “beneficial owner” of a security if that person has or shares “voting power”, which includes the power to vote or to direct the voting of the security, or “investment power”, which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days. Unless otherwise indicated, the Combined Company believes that all persons named in the table below have sole voting and investment power with respect to the voting securities beneficially owned by them.

The beneficial ownership of the PubCo Common Stock is based on 79,196,710 shares of PubCo Common Stock issued and outstanding as of the Closing Date.

Directors and Named Executive Officers:(1)	Number of Shares of PubCo Common Stock	%
Eli Wallace, Ph.D. (2)	224,447	*
Pedro Beltran, Ph.D. (3)	160,320	*
Yong Ben, M.D. (4)	123,378	*
Uneek Mehra	—	—
Jake Bauer	—	—
Bihua Chen (8)	17,878,594	22.6%
Michelle Doig	—	—
Raymond Kelleher, M.D., Ph.D.	—	—
Neil Kumar, Ph.D.	—	—
Frank P. McCormick, Ph.D., F.R.S., D. Sc. (5)	142,933	*
Praveen Tipirneni, M.D., M.B.A. (6)	82,889	*
All executive officers and directors as a group (11 persons) (7)	18,612,561	23.5%

Five Percent Holders:	Number of Shares of PubCo Common Stock	%
Certain investment vehicles managed by Cormorant Asset Management, LP (8)	17,878,594	22.6%
BridgeBio Pharma LLC (9)	13,878,554	17.5%
Entities affiliated with Deerfield Management Company, L.P. (10)	4,885,446	6.2%

*	Represents beneficial ownership of less than 1%.

(1)	Unless otherwise noted, the business address of each of the individuals and entities listed in the table above is c/o BridgeBio Oncology Therapeutics, Inc., 256 E. Grand Avenue, Suite 104, South San Francisco, CA 94080.

(2)	Reflects 197,041 shares of PubCo Common Stock underlying vested PubCo Options and 27,407 shares of PubCo Common Stock underlying PubCo Options to purchase PubCo Common Stock exercisable within 60 days of August 11, 2025.

(3)	Reflects 140,743 shares of PubCo Common Stock underlying vested PubCo Options and 19,577 shares of PubCo Common Stock underlying PubCo Options to purchase PubCo Common Stock exercisable within 60 days of August 11, 2025.

(4)	Reflects 2,212 shares of PubCo Common Stock underlying vested PubCo Options and 121,166 shares of PubCo Common Stock underlying PubCo Options to purchase PubCo Common Stock exercisable within 60 days of August 11, 2025.

(5)	Reflects 142,579 shares of PubCo Common Stock underlying vested PubCo Options and 354 shares of PubCo Common Stock underlying PubCo Options to purchase PubCo Common Stock exercisable within 60 days of August 11, 2025.

(6)	Reflects 82,687 shares of PubCo Common Stock underlying vested PubCo Options and 202 shares of PubCo Common Stock underlying PubCo Options to purchase PubCo Common Stock exercisable within 60 days of August 11, 2025.

(7)	Reflects the ownership of all directors and officers of PubCo.

(8)	Includes (i) 4,528,186 shares of PubCo Common Stock owned by the Sponsor, (ii) 2,187,536 shares owned by Cormorant Private Healthcare Fund III, LP (“Fund III”), (iii) 1,905,046 shares owned by Cormorant Private Healthcare Fund IV, LP (“Fund IV”), (iv) 3,305,470 shares owned by Cormorant Private Healthcare Fund V, LP (“Fund V”), and (v) 5,952,356 shares owned by Cormorant Global Healthcare Master Fund, LP (“Master Fund”, and together with Fund III, Fund IV, and Fund V, the “Cormorant Funds”). Bihua Chen is the manager of Sponsor and has voting and investment discretion with respect to the shares held of record by Sponsor. Cormorant Asset Management, LP serves as the investment manager to Fund III, Fund IV, Fund V, and Master Fund. Cormorant Private Healthcare GP III, LLC (“GP III”) is the general partner of Fund III; Cormorant Private Healthcare GP IV, LLC (“GP IV”) is the general partner of Fund IV; Cormorant Private Healthcare GP V, LLC (“GP V”) is the general partner of Fund V; and Cormorant Global Healthcare GP, LLC (“Global GP”) is the general partner of the Master Fund. Bihua Chen serves as the managing member of GP III, GP IV, GP V, and Global GP, and as the general partner of Cormorant Asset Management, LP. Accordingly, Ms. Chen has voting and investment discretion with respect to the shares held by each of the Cormorant Funds. Ms. Chen disclaims any beneficial ownership of the securities held by the Sponsor and the each of the Cormorant Funds other than to the extent of any pecuniary interest she may have therein, directly or indirectly.

(9)	Includes 13,805,126 shares of PubCo Common Stock to be held by BridgeBio Pharma LLC and 73,428 shares of PubCo Common Stock issuable upon the exercise of vested PubCo Options. Voting and investment power over the shares held by BridgeBio Pharma LLC is exercised by its parent entity, BridgeBio Pharma, Inc. The board of directors of BridgeBio Pharma, Inc. consists of Neil Kumar, Ph.D., Eric Aguiar, M.D., Jennifer E. Cook, Douglas A. Dachille, Ronald J. Daniels, Andrea J. Ellis, Fred Hassan, Charles Homcy, M.D., Andrew W. Lo, Ph.D., Frank P. McCormick, Ph.D., F.R.S., D.Sc., James C. Momtazee, Ali J. Satvat, Randal W. Scott, Ph.D., and Hannah A. Valantine, M.D. None of the members of the board of directors of BridgeBio Pharma, Inc. or BridgeBio Pharma LLC has individual voting or investment power with respect to such shares. The address for BridgeBio Pharma LLC and the individuals listed above is c/o BridgeBio Pharma, Inc., 3160 Porter Drive, Suite 250, Palo Alto, California 94304.

(10)

Reflects  2,442,723 shares of PubCo Common Stock to be held by Deerfield Partners, L.P. and 2,442,723 shares of PubCo Common Stock to be held by Deerfield Private Design Fund V, L.P. Deerfield Mgmt V, L.P. is the general partner of, and may be deemed to beneficially own the shares of PubCo Common Stock held by Deerfield Private Design Fund V, L.P. Deerfield Mgmt, L.P. is the general partner of, and may be deemed to beneficially own the shares of PubCo Common Stock held by Deerfield Partners, L.P. Deerfield Management Company, L.P. is the investment manager of both Deerfield Private Design Fund V, L.P. and Deerfield Partners, L.P. James E. Flynn is the sole member of the general partner of each of Deerfield Mgmt V, L.P., Deerfield Mgmt, L.P. and Deerfield Management Company, L.P. Each of Deerfield Management Company, L.P. and Mr. Flynn may be deemed to beneficially own the shares of PubCo Common Stock held by Deerfield Private Design Fund V, L.P. and Deerfield Partners, L.P. The address Deerfield Private Design Fund V, L.P. and Deerfield Partners, L.P. is c/o Deerfield Management Company, L.P., 345 Park Avenue South, 12th Floor, New York, New York 10010.

Directors and Executive Officers

The directors and executive officers of PubCo after the consummation of the Business Combination are described in the Proxy Statement/Prospectus in the section titled “Management of PubCo Following the Business Combination,” which is incorporated herein by reference.

Committees of the Board of Directors

Information with respect to the committees of the board of directors of PubCo (the “PubCo Board”) is set forth in the Proxy Statement/Prospectus in the section titled “Management of PubCo Following the Business Combination – Board Committees,” which is incorporated herein by reference.

Executive Compensation

A description of the compensation of the named executive officers of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of BBOT,” which is incorporated herein by reference.

Reference is made to the disclosure set forth above in Item 1.01 of this Current Report under the headings “BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan” and “BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan,” which is incorporated herein by reference.

Director Compensation

A description of the compensation of the directors of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of BBOT – Non-Employee Director Compensation,” which is incorporated herein by reference.

Certain Relationships and Related Party Transactions, and Director Independence

Certain relationships and related party transactions are described in the Proxy Statement/Prospectus in the section titled “Certain Relationships and Related Party Transactions,” which is incorporated herein by reference.

Reference is also made to the disclosure regarding the independence of the directors of PubCo in the section of the Proxy Statement/Prospectus titled “Management of PubCo Following the Business Combination – Director Independence” and the description of the indemnification agreements under Item 1.01 of this Current Report on Form 8-K, both of which are incorporated herein by reference.

Legal Proceedings

Reference is made to the disclosure regarding legal proceedings in the sections of the Proxy Statement/Prospectus titled “Information about Helix – Legal Proceedings” and “Information about BBOT – Legal Proceedings,” which are incorporated herein by reference.

Market Price and Dividends on the Registrant’s Common Equity and Related Stockholder Matters

Market Information and Holders

Helix Class A Shares historically traded on the Nasdaq Global Market LLC under the symbol “HLXB”. On August 11, 2025, each Helix Class A Share was reclassified into PubCo Common Stock, which began trading on the Nasdaq Global Market under the new trading symbol “BBOT”.

As of the Closing Date and following the completion of the Business Combination, PubCo had 79,196,710 shares of PubCo Common Stock issued and outstanding.

Dividends

Under the PubCo Certificate of Incorporation (the “PubCo Charter”), holders of PubCo Common Stock are entitled to receive ratable dividends, if any, as may be declared from time-to-time by our Board out of legally available assets or funds. Any payment of cash dividends in the future will be dependent upon PubCo’s revenues and earnings, if any, capital requirements and general financial conditions. In no event will any stock dividends or stock splits or combinations of stock be declared or made on PubCo Common Stock unless the shares of PubCo Common Stock at the time outstanding are treated equally and identically.

Recent Sales of Unregistered Securities

Reference is made to the disclosure set forth below under Item 3.02 of this Current Report concerning the issuance and sale by PubCo of certain unregistered securities, which is incorporated herein by reference.

Description of Registrant’s Securities to be Registered

The description of the securities of PubCo is included in the Proxy Statement/Prospectus in the section titled “Description of PubCo Securities,” which is incorporated herein by reference.

Indemnification of Directors and Officers

The disclosure set forth in Item 1.01 of this Current Report under the section titled “Indemnification Agreements” is incorporated herein by reference.

Additional information regarding indemnification and limitation of liability of the directors and officers of PubCo is set forth in the Proxy Statement/Prospectus in the section titled “Comparison of Governance and Shareholder Rights – Indemnification of Directors and Officers and – Limited Liability of Directors,” which are incorporated herein by reference.

Financial Statements and Supplementary Data

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure

The information set forth under Item 4.01 of this Current Report is incorporated herein by reference.

Financial Statements and Exhibits

The information set forth under Item 9.01 of this Current Report is incorporated herein by reference.

Item 3.02. Unregistered Sale of Equity Securities

PubCo issued certain securities described in the Introductory Note under Section 4(a)(2) of the Securities Act, in transactions by an issuer not involving a public offering.

Item 3.03. Material Modification to Rights of Security Holders

In connection with the consummation of the Business Combination, Helix migrated and domesticated as a Delaware corporation, changed its name to “BridgeBio Oncology Therapeutics, Inc.” and adopted the PubCo Charter and new bylaws (the “PubCo Bylaws”). Reference is made to the disclosure in the Proxy Statement/Prospectus in the sections titled “The Domestication Proposal,” “Proposal 2: The Domestication Proposal,” “Organizational Documents Proposal,” “Proposal 4: Organizational Documents Proposal,” and “Comparison of Corporate Governance and Shareholder Rights,” which are incorporated herein by reference, and the disclosure set forth below in Item 5.03 of this Current Report under the heading “Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year”, which is incorporated herein by reference. This summary is qualified in its entirety by reference to the full text of the PubCo Charter and PubCo Bylaws, copies of which are attached as Exhibits 3.1 and 3.2 hereto, respectively, and are incorporated herein by reference.

As disclosed below in Item 8.01, in accordance with Rule 12g-3(a) under the Exchange Act, PubCo is the successor issuer to Helix and has succeeded to the attributes of Helix as the registrant. In addition, the PubCo Common Stock, as the successor to Helix, are deemed to be registered under Section 12(b) of the Exchange Act.

Item 4.01. Change in Registrant’s Certifying Accountant

(a)	Dismissal of independent registered public accounting firm.

On August 11, 2025, PubCo Board dismissed WithumSmith+Brown, PC (“Withum”), the independent registered public accounting firm of Helix prior to the Business Combination, as the independent registered public accounting firm of PubCo.

The report of Withum on the financial statements of Helix as of December 31, 2024 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainties, audit scope or accounting principles except for the explanatory paragraph describing an uncertainty about Helix’s ability to continue as a going concern.

During the period from June 15, 2021 (inception) through June 30, 2025 and the subsequent interim period preceding Withum’s dismissal, there were no (i) disagreements with Withum on any matter of accounting principles or practices, financial statement disclosures or auditing scope or procedures, which if not resolved to Withum’s satisfaction, would have caused Withum to make reference to the subject matter of the disagreement in connection with its report or (ii) reportable events as defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

PubCo has provided Withum with a copy of the foregoing disclosures and has requested that Withum furnish PubCo with a letter addressed to the Commission stating whether it agrees with the statements made by PubCo set forth above. A copy of the letter from Withum, dated August 12, 2025, is filed as Exhibit 16.1 to this Current Report.

(b)	Disclosures regarding the new independent auditor.

On August 11, 2025, the PubCo Board approved the engagement of Deloitte & Touche LLP (“Deloitte”) as the independent registered public accounting firm of PubCo to audit the consolidated financial statements of PubCo as of and for the year ended December 31, 2025. Deloitte served as the independent registered public accounting firm of BBOT prior to the Business Combination. During the period from June 15, 2021 (inception) to December 31, 2024 and the subsequent interim period through August 11, 2025, Helix did not consult with Deloitte with respect to (i) the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the financial statements of Helix, and neither a written report nor oral advice was provided to Helix that Deloitte concluded was an important factor considered by Helix in reaching a decision as to any accounting, auditing or financial reporting issue, or (ii) any other matter that was the subject of a disagreement or a reportable event (as defined above).

Item 5.01. Changes in Control of Registrant

Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Proposal No. 1: The Business Combination Proposal,” which is incorporated herein by reference. The information set forth in the section titled “Introductory Note” and in the section titled “Security Ownership of Certain Beneficial Owners and Management” in Item 2.01 of this Current Report is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The information set forth in sections titled “Directors and Executive Officers” and “Certain Relationships and Related Transactions” in Item 2.01 of this Current Report is incorporated herein by reference.

Effective immediately following the Merger Effective Time, Eli Wallace, Neil Kumar, Frank McCormick, Praveen Tipirneni, Michelle Doig, Bihua Chen, Raymond Kelleher, and Jake Bauer were appointed to constitute members of the PubCo Board, and the PubCo Board, and the PubCo Board was divided into classes of directors serving three-year staggered terms as follows:

●	Frank McCormick and Michelle Doig were designated as the Class I directors, with terms expiring at the first annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified;

●	Bihua Chen, Neil Kumar and Raymond Kelleher were designated as the Class II directors, with terms expiring at the second annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified; and

●	Jake Bauer, Praveen Tipirneni and Eli Wallace were designated as the Class III directors, with terms expiring at the third annual meeting of stockholders to be held after the consummation of the Business Combination and until their successors are duly elected and qualified.

Effective immediately following the Merger Effective Time, Eli Wallace was appointed as PubCo’s Chief Executive Officer (serving as principal executive officer), Uneek Mehra was appointed as PubCo’s Chief Financial Officer (serving as principal financial officer and principal accounting officer), Pedro Beltran was appointed as PubCo’s Chief Scientific Officer and Yong Ben was appointed as PubCo’s Chief Medical and Development Officer.

Reference is made to the disclosure in the Proxy Statement/Prospectus titled “Management of PubCo Following the Business Combination,” for biographical information about each of the directors and officers, which is incorporated herein by reference.

Effective as of the Merger Effective Time, PubCo entered employment agreements with each of Drs. Wallace, Beltran and Ben and Mr. Mehra (the “New Employment Agreements”), which replaces and supersedes any existing offer letters entered into with each such officer and BBOT and/or BridgeBio Pharma LLC. Under the New Employment Agreements, Drs. Wallace, Beltran and Ben and Mr. Mehra are entitled to receive an annual base salary equal to $550,800, $523,505, $525,300 and $525,000, respectively, and an annual target bonus equal to 40% of each of their respective base salaries. Each officer is eligible to receive future equity awards and to participate in the PubCo employee benefit plans, subject to the terms of such plans. Further. Mr. Mehra received a one-time sign on bonus equal to $75,000, subject to his continued employment with BBOT (or its successor, PubCo) through the 12 month anniversary following his start date; provided that, in the event that Mr. Mehra voluntarily resigns or is terminated by BBOT (or its successor, PubCo) for cause (as defined in the Executive Severance Plan), in either case, within 12 months following the start of his employment, Mr. Mehra will be required to repay the full amount of such sign-on bonus within 30 days of such separation date. Each officer is eligible for severance benefits under the Executive Severance Plan, which is described in further detail below. Drs. Wallace, Beltran, and Ben and Mr. Mehra will continue to be subject to their existing proprietary information and inventions agreements. The descriptions of each of the New Employment Agreements is qualified in its entirety by reference to the full text of each of the New Employment Agreements, copies of which are filed as Exhibits 10.16 through 10.19, respectively, to this Current Report and incorporated herein by reference.

Effective as of the Merger Effective Time, in connection with the Closing, the PubCo has adopted the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy. Reference is made to the disclosure in the Proxy Statement/Prospectus in the section titled “Executive and Director Compensation of BBOT – Executive severance plan to be implemented post-Business Combination,” “- Senior Executive Cash Incentive Bonus Plan to be implemented post-Business Combination ,” and “Non-employee director compensation policy to be implemented post-Business Combination” for the terms of each of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan and the Non-Employee Director Compensation Policy, respectively. Additionally, the descriptions of each of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan, and the Non-Employee Director Compensation Policy is qualified in its entirety by reference to the full text of the Executive Severance Plan, the Senior Executive Cash Incentive Bonus Plan, and the Non-Employee Director Compensation Policy, copies of which are filed as Exhibits 10.23 through 10.25, respectively, to this Current Report and incorporated herein by reference.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement – Indemnification Agreement,” “- BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan” and “– BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan” of this Current Report is incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or By-laws; Change in Fiscal Year.

At the EGM, Helix shareholders considered and approved Proposal No. 2: The Domestication Proposal (the “Domestication Proposal”), Proposal No. 4: Organizational Documents Proposal (the “Organizational Documents Proposal”) and Proposal No. 5: the Advisory Organizational Documents Proposals (the “Advisory Organizational Documents Proposals”), which are described in the Proxy Statement/Prospectus. The PubCo Charter, which became effective upon filing with the Secretary of State of the State of Delaware on August 11, 2025, includes the amendments proposed by the Domestication Proposal, the Organizational Documents Proposal and the Advisory Organizational Documents Proposals and approved at the EGM.

On August 11, 2025, the PubCo Board approved and adopted the PubCo Bylaws containing the amendments proposed by the Organizational Documents Proposal and Advisory Organizational Documents Proposal and approved at the EGM, which became effective as of the Effective Time.

Description of various provisions of the PubCo Charter and PubCo Bylaws and their general effect on the rights of stockholders of PubCo are included in the Proxy Statement/Prospectus under the section titled “Comparison of Corporate Governance and Shareholder Rights,” which is incorporated herein by reference.

The foregoing descriptions of the PubCo Charter and PubCo Bylaws do not purport to be complete and are qualified in its entirety by reference to the full text of the PubCo Charter and PubCo Bylaws, copies of which are attached as Exhibit 3.1 and Exhibit 3.2 hereto, respectively, and are incorporated herein by reference.

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics

In connection with the closing of the Business Combination, the PubCo Board approved and adopted a new Code of Ethics is applicable to all of PubCo’s employees, officers (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), agents and representatives, including directors and consultants, and will be available on PubCo’s website at https://www.bbotx.com. The information on PubCo’s website does not constitute part of this Current Report and is not incorporated by reference herein.

Item 5.06. Change in Shell Company Status

Upon the closing of the Business Combination, Helix ceased to be a shell company. The material terms of the Business Combination are described in the section titled “The Business Combination Proposal” and “The Domestication Proposal,” which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On August 11, 2025, PubCo issued a press release announcing the completion of the Business Combination and the first day of trading on Nasdaq, a copy of which is furnished as Exhibit 99.4 hereto.

The information in this Item 7.01, including Exhibit 99.4, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of PubCo under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filings. This Current Report will not be deemed an admission as to the materiality of any information of the information in this Item 7.01, including Exhibit 99.4.

Item 8.01 Other Information

By operation of Rule 12g-3(a) under the Exchange Act, PubCo is the successor issuer to Helix and has succeeded to the attributes of Helix as the registrant, including Helix’s SEC file number (001-41955) and CIK Code (0001869105). The PubCo Common Stock is deemed to be registered under Section 12(b) of the Exchange Act, and PubCo will file reports and other information with the SEC using Helix’s SEC file number.

The PubCo Common Stock is listed for trading on The Nasdaq Stock Market LLC under the symbol “BBOT” and the CUSIP number relating to PubCo Common Stock is 107924 102.

Holders of Helix’s shares who have filed reports under the Exchange Act with respect to those shares should indicate in their next filing, or any amendment to a prior filing, filed on or after the Closing Date that PubCo is the successor to Helix.

Item 9.01. Financial Statements and Exhibits

(a)	Financial statements of businesses acquired.

The financial statements of BBOT as of and for the years ended December 31, 2024 and 2023 and as of and for the three months ended March 31, 2025 and 2024, and the related notes thereto included in the Proxy Statement/Prospectus are incorporated herein by reference.

The unaudited condensed financial statements of BBOT as of and for the six months ended June 30, 2025 and 2024, and the related notes thereto, are set forth in Exhibit 99.1 and are incorporated herein by reference.

The financial statements of Helix as of and for the years ended December 31, 2024 and 2023 and as of and for the three months ended March 31, 2025 and 2024, and the related notes thereto, included in the Proxy Statement/Prospectus are incorporated herein by reference. The financial statements of Helix as of and for the three months and six months ended June 30, 2025 and 2024, and the related notes thereto, included in Helix’s 10-Q are incorporated herein by reference.

(b)	Pro Forma financial information.

The unaudited pro forma condensed combined financial information of PubCo as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024, is set forth in Exhibit 99.2 hereto and is incorporated herein by reference.

(c)	Exhibits

Exhibit No.	Description
2.1 †	Business Combination Agreement, by and among Helix Acquisition Corp. II, TheRas, Inc. and Helix II Merger Sub, Inc., dated as of February 28, 2025 (incorporated by reference to the Registrant’s proxy statement/prospectus filed on July 9, 2025).
2.2	Amendment No. 1 to Business Combination Agreement, by and among Helix Acquisition Corp. II, TheRas, Inc. and Helix Merger Sub, Inc., dated as of June 17, 2025 (incorporated by reference to the Registrant’s proxy statement/prospectus filed on July 9, 2025).
3.1*	BridgeBio Oncology Therapeutics, Inc. Certificate of Incorporation.
3.2*	BridgeBio Oncology Therapeutics, Inc. Bylaws.
4.1	Specimen PubCo Common Stock Certificate of BridgeBio Oncology Therapeutics, Inc. (incorporated by reference to Exhibit 4.1 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.1*	Amended and Restated Registration Rights Agreement, dated as of August 11, 2025, by and between PubCo, Helix Holdings II, LLC, certain investment vehicles of Cormorant Asset Management, LP, entities affiliated with BridgeBio Pharma, Inc., certain former stockholders of TheRas, Inc., and other persons and entities.
10.2	Form of Subscription Agreement, dated February 28, 2025, by and between Helix Acquisition Corp. II and each PIPE Investor (incorporated by reference to Annex E in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.3*	Lock-Up Agreement, dated as of August 11, 2025, by and between Helix Acquisition Corp. II, Helix Holdings II, LLC, certain investment vehicles of Cormorant Asset Management, LP, certain existing shareholders of TheRas, Inc., and other persons and entities.
10.4#	Stevenson-Wydler (15 USC 3710a) Cooperative Research and Development Agreement, dated as of May 22, 2018, by and between Lawrence Livermore National Security, LLC (the “LLNS”) and BBOT, as amended by that certain Amendment No. 1 to the Cooperative Research and Development Agreement, dated as of December 2, 2019, by and between LLNS and BBOT, as further amended by that certain Amendment No. 2 to the Cooperative Research and Development Agreement, dated as of May 21, 2021, by and between LLNS and BBOT, as further amended by that certain Amendment No. 3 to the Cooperative Research and Development Agreement, dated as of June 22, 2022, by and between LLNS and BBOT, as further amended by that certain Amendment No. 4 to the Cooperative Research and Development Agreement, dated as of December 21, 2023, by and between LLNS and BBOT, as further amended by that certain Amendment No. 5 to the Cooperative Research and Development Agreement, dated as of May 20, 2025, by and between LLNS and BBOT (incorporated by reference to Exhibit 10.14 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).

10.5#	Limited Exclusive Patent License Agreement, dated as of July 7, 2022, by and between BBOT and LLNS (incorporated by reference to Exhibit 10.15 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.6#	Limited Exclusive Patent License Agreement, dated as of July 7, 2022, by and between BBOT and LLNS (incorporated by reference to Exhibit 10.16 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.7#	Limited Exclusive Patent License Agreement, dated as of December 20, 2024, by and between BBOT and LLNS (incorporated by reference to Exhibit 10.17 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.8#	Patent License Agreement, dated as of August 5, 2022, by and between BBOT and The Frederick National Laboratory for Cancer Research, operated by Leidos Biomedical Research, Inc. (incorporated by reference to Exhibit 10.18 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.9#	Patent License Agreement, dated as of August 5, 2022, by and between BBOT and The Frederick National Laboratory for Cancer Research, operated by Leidos Biomedical Research, Inc. (incorporated by reference to Exhibit 10.19 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.10#	Patent License Agreement, dated as of December 20, 2023, by and between BBOT and The Frederick National Laboratory for Cancer Research, operated by Leidos Biomedical Research, Inc. (incorporated by reference to Exhibit 10.20 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.11#	Cooperative Research and Development Agreement (“Agreement”), dated March 3, 2017, between Frederick National Laboratory for Cancer Research (FNLCR) Operated by Leidos Biomedical Research, Inc. (“Leidos”) and BBOT, as amended by Amendment No. 1 to Agreement dated January 19, 2018, by and between Leidos and BBOT, as further amended by Amendment No. 2 to Agreement dated January 2, 2019, by and between Leidos and BBOT, as further amended by Amendment No. 3 to Agreement dated November 14, 2019, by and between Leidos and BBOT, as further amended by Amendment No. 4 to Agreement dated January 13, 2020, by and between Leidos and BBOT, as further amended by Amendment No. 5 to Agreement dated September 22, 2021, by and between Leidos and BBOT, as further amended by Amendment No. 6 to Agreement dated March 27, 2023, by and between Leidos and BBOT, as further amended by Amendment No. 7 to Agreement dated August 20, 2024, by and between Leidos and BBOT (incorporated by reference to Exhibit 10.21 in the Registrant’s proxy statement/prospectus filed on July 9, 2025).
10.12*+	Employee Offer Letter, dated April 30, 2024, by and between BBOT and Eli Wallace.
10.13*+	Amendment to the Employee Offer Letter, dated September 10, 2024, by and between BBOT and Eli Wallace.
10.14*+	Employee Offer Letter, dated April 30, 2024, by and between BBOT and Pedro Beltran.
10.15*+	Employee Offer Letter, dated August 12, 2024, by and between BBOT and Yong Ben.
10.16*+	Employment Agreement, dated August 11, 2025, by and between the Registrant and Eli Wallace.
10.17*+	Employment Agreement, dated August 11, 2025, by and between the Registrant and Pedro Beltran.
10.18*+	Employment Agreement, dated August 11, 2025, by and between the Registrant and Yong Ben.
10.19*+	Employment Agreement, dated August 11, 2025, by and between the Registrant and Uneek Mehra.
10.20*+	TheRas, Inc. 2016 Equity Incentive Plan, and forms of award agreements thereunder.
10.21*+	BridgeBio Oncology Therapeutics, Inc. 2025 Stock Option and Incentive Plan and forms of award agreements thereunder.
10.22*+	BridgeBio Oncology Therapeutics, Inc. 2025 Employee Stock Purchase Plan
10.23*+	BridgeBio Oncology Therapeutics, Inc. Executive Severance Plan.
10.24*+	BridgeBio Oncology Therapeutics, Inc. Senior Executive Cash Incentive Bonus Plan.
10.25*+	BridgeBio Oncology Therapeutics, Inc. Non-Employee Director Compensation Policy.
10.26*	Form of Director Indemnification Agreement.
10.27*	Form of Officer Indemnification Agreement.
14.1*	Code of Business Conduct and Ethics.
16.1*	Letter from WithumSmith+Brown, PC to the U.S. Securities and Exchange Commission dated August 11, 2025.
21.1*	Subsidiaries of the Registrant.
99.1*	The unaudited condensed financial statements of BBOT as of June 30, 2025 and for the six months ended June 30, 2025 and 2024.
99.2*	The unaudited pro forma condensed combined financial information of PubCo as of and for the six months ended June 30, 2025 and for the year ended December 31, 2024.
99.3*	Management’s discussion and analysis of the financial condition and results of operations of BBOT for the six months ended June 30, 2025 and 2024.
99.4*	Press Release, dated August 11, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Filed Herewith.
†	Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the Commission upon request.
#	Portions of this exhibit have been omitted because they are both (i) not material and (ii) the type of information that the registrant treats as private or confidential.
+	Indicates management contract or compensatory plan.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRIDGEBIO ONCOLOGY THERAPEUTICS, INC.

By:	/s/ Eli Wallace
Name:	Eli Wallace
Title:	Chief Executive Officer

Date: August 12, 2025